UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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APA ENTERPRISES, INC.

(Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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APA ENTERPRISES, INC.
2950 N.E. 84th Lane
Blaine, Minnesota 55449

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO OUR SHAREHOLDERS:

The 2006 Annual Meeting of the shareholders of APA Enterprises, Inc., a Minnesota corporation (the “Company”), will be held at the Four Points Sheraton, 1330 Industrial Boulevard, Minneapolis, Minnesota 55431, on August 17, 2006, at 3:30 p.m., Central Daylight Time, to consider and vote upon the following matters:

1.	Election of four directors.

2.	Adoption of the 2007 Stock Compensation Plan.

3.	Such other business as may properly come before the meeting or any adjournment or adjournments thereof.

We have fixed the close of business on July 5, 2006, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Our transfer books will not be closed.

Whether or not you expect to be present personally at the Annual Meeting, please complete, date, sign, and return the accompanying proxy in the enclosed, self-addressed envelope at your earliest convenience. This will insure your participation in the decisions to be made by the shareholders. We sincerely hope that all shareholders who can attend the Annual Meeting will do so.

BY ORDER OF THE BOARD OF DIRECTORS

Janna R. Severance
Secretary

July 10, 2006

APPENDIX A: AUDIT COMMITTEE CHARTER

APPENDIX B: 2007 STOCK COMPENSATION PLAN

-i-

APA ENTERPRISES, INC.
2950 N.E. 84th Lane
Blaine, Minnesota 55449

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
AUGUST 17, 2006

SOLICITATION AND REVOCATION OF PROXIES

The accompanying proxy is solicited by the Board of Directors of APA Enterprises, Inc. (the “Company”) in connection with the 2006 Annual Meeting of the Shareholders of the Company, to be held on August 17, 2006, at 3:30 p.m. Minneapolis time, at the Four Points Sheraton, 1330 Industrial Boulevard, Minneapolis, Minnesota 55431 and any adjournments thereof. This Proxy Statement is first being mailed to shareholders on or about July 10, 2006.

How to Vote

•	By signing and returning the enclosed proxy card, you will be giving your proxy to our Board of Directors and authorizing them to vote your shares.

How Your Proxy Will be Voted; Board Recommendations

•
Unless revoked, all properly executed proxies will be voted as specified. Proxies that are signed but that lack any specification will, subject to the following, be voted as follows, in accordance with the recommendations of the Board: FOR all nominees for director and FOR adoption of the 2007 Stock Compensation Plan. If any other matters properly come before the Annual Meeting, or if any of the persons named to serve as directors should decline or be unable to serve, the persons named in the Proxy will vote in accordance with their discretion.

How to Revoke Your Proxy

•
You have the power to revoke your proxy at any time before the convening of the Annual Meeting. Revocations of proxy will be honored if received by us, at the Company, addressed to the attention of Anil K. Jain, before the meeting on August 17, 2006. In addition, on the day of the meeting, prior to the convening thereof, revocations may be delivered to the tellers who will be seated at the door of the meeting room.

Abstentions

•
If you abstain from voting as to any matter, your shares shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal.

Broker Non-Votes

•
If a broker turns in a “non-vote” proxy, indicating a lack of voting instruction by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote proxy will be considered present at the meeting for purposes of determining a quorum but will not be considered to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

Cost of Solicitation

•
We will pay all expenses in connection with the solicitation of proxies. Proxies are being solicited primarily by mail, but officers, directors, and other employees of the Company may also solicit proxies by telephone, telegraph, or personal calls. No extra compensation will be paid by us for such solicitation. We may reimburse brokers, banks, and other nominees holding shares for others for the cost of forwarding proxy materials to, and obtaining proxies from, their principals.

VOTING RIGHTS

Only shareholders of record at the close of business on July 5, 2006, are entitled to notice of and to vote at the meeting or any adjournment thereof. As of that date, we had issued and outstanding 11,872,331 shares of common stock. Each holder of record of our common stock is entitled to one vote for each share registered in the shareholder’s name as of the record date. The Articles of Incorporation of the Company do not grant the shareholders the right to vote cumulatively for the election of directors. No shareholder will have appraisal rights or similar dissenter’s rights as a result of any matters expected to be voted on at the meeting.

The presence in person or by proxy of holders of a majority of the shares of common stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business.

OWNERSHIP OF COMMON STOCK

The following table shows as of July 5, 2006, the stock ownership of (i) all persons known by us to be beneficial owners of more than five percent of our outstanding shares of common stock, (ii) each director and each nominee for election as a director, (iii) the Named Executive Officers (as defined below under the caption “Executive Compensation”), and (iv) all current directors and executive officers as a group:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Outstanding Shares

Anil K. Jain	1,670,502 (l)	14.1
2950 N.E. 84th Lane
Blaine, Minnesota 55449

Cheri Podzimek	-0-	*
5480 Nathan Lane
Plymouth, Minnesota 55442

Herman Lee	761,700	6.4
20152 Highway 9N
Borup, Minnesota 56519

John G. Reddan	21,000 (2)	*
2950 N.E. 84th Lane
Blaine, Minnesota 55449

Ronald G. Roth	344,800 (2)	2.9
2950 N.E. 84th Lane
Blaine, Minnesota 55449

Stephen L. Zuckerman, M.D.	33,000 (2)	*
2950 N.E. 84th Lane
Blaine, Minnesota 55449

All current directors and	2,054,302 (3)	17.3
executive officers as a group
(5 persons)

*	Less than 1%.
(1)	Includes 5,250 shares held by Dr. Jain as custodian for minor relatives. Dr. Jain disclaims beneficial ownership of such shares.
(2)	Includes 10,000 shares that may be acquired upon exercise of options that are or will become exercisable within sixty days of the record date.
(3)	Includes 30,000 shares that may be acquired upon exercise of options that are or will become exercisable within sixty days of the record date.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Nominating Committee has named the individuals listed below for election as directors, each to serve until the next annual meeting of the shareholders and until his successor is elected and qualified or until his earlier resignation or removal. All of the nominees are currently directors.

Unless instructed not to vote for the election of directors or not to vote for any specific nominee, your proxy will be voted to elect the listed nominees. If any nominee withdraws as a candidate or is otherwise unavailable to stand for election at the meeting, the named proxies will vote for such other persons as they may determine, in their discretion. We do not anticipate that any candidate will withdraw.

The following information is provided with respect to the nominees for directors:

Name	Age	Director Since

Anil K. Jain	60	1979
Ronald G. Roth	61	2002
Stephen L. Zuckerman, M.D.	64	2002
John G. (Jack) Reddan	75	2002

Dr. Anil K. Jain has been president of the Company since 1979, Chairman of the Board since 1987, and chief executive officer since 1988. He also served as chief financial officer and treasurer until August 2000 and has also served in those roles since 2003. Dr. Jain is a past director and former chairman of Minnesota Project Innovation, Inc., a nonprofit corporation.

Ronald G. Roth was Chairman of the Board and Chief Executive Officer of Waste Systems Corp., a privately held waste hauling and disposal company, for 25 years prior to its sale to a national sold waste management company in 1995. From 1995 to 2001, he was Chairman of the Board of Access Cash International L.L.C., a North American provider of ATMs and related processing and financial services until its sale to a national payment and technology solutions company. Since 1990 he has been an owner of, and has served in various capacities, including director and officer, with Phillips Recycling Systems, a privately held regional recycling service provider in Minnesota. Mr. Roth graduated with a B.A. in Marketing from Michigan State University.

Dr. Stephen L. Zuckerman served as a director of the Company from January 1986 through August 1991 and was reappointed to the Board in February 2002. Dr. Zuckerman is Chief of Internal Medicine at Aspen Medical Group East Lake Street Clinic, and in addition, has been actively involved for many years with developing companies in the high tech area. He served as chairman of the board of ProtaTek International Inc., a biotechnology company manufacturing for the human and veterinary marketplace (1984 to 1987), as co-founder and chairman of the board of Hypertension Diagnostic Inc., also a biotechnology company that has developed a methodology for early detection of blood vessel disorders (1988 to 1991), and as a member of the board of Biosensor Inc. (1989 to 1991) and Micromedics Inc. (1986 to 1991 and February 2002 to present). From 1982 to 1995 Dr. Zuckerman was president of M-T Venture Capital Fund, Inc., a Minnesota corporation created to invest in early-stage biotechnology and medical technology companies. Since 1976, Dr. Zuckerman has consulted in the health care delivery field, focusing his efforts on the regionalization of health care services. He was the designer, founder and director of the University of Minnesota Hospitals’ Outreach Program from 1976 to 1984. Besides his internal medicine practice, Dr. Zuckerman presently is chairman of the board of The Foundation for Rural Health Care, a nonprofit organization that owns and manages three rural nursing homes, and a member of the board of Micromedics, Inc. He is also president of M-T Venture Capital Fund II, Inc. and chairman of the board of The University Film Society, Minneapolis, Minnesota (2000 to present).

John G. (Jack) Reddan joined the Board of Directors in November 2002. Mr. Reddan, retired, has worked as a volunteer with the Presbytery of the Twin Cities Area (Presbyterian Church USA) in computer application, hardware and software support, and accounting and finance. From 1992 to 1994, immediately following his retirement for Unisys Corp., he worked as a volunteer with the Presbyterian Border Ministries in McAllen, Texas in multiple capacities, including accounting consulting, which he continued until 1999. His last position at Unisys (1986 until retirement in 1991) was as Program Manager - Communication Systems, where he was responsible for budgets, procurement, and administration of hardware and software development. During his career with Unisys (then known as Sperry Univac) he served as General Manager of its division in Brazil (1970-1973) and as European regional manager for sales to the U.S. government and military in Frankfurt, Germany (1967-1969).

Board Meetings. The Board of Directors held 4 meetings during fiscal 2006. All directors attended at least 75% of the meetings of the Board of Directors and of each committee on which they served.

Committees

The Company has an audit committee, a compensation committee, and a nominating committee, each of which is comprised of all non-employees (outside directors). The members of these committees during fiscal 2006 were as follows:

Audit Committee	Compensation Committee	Nominating Committee

Ronald Roth	Ronald Roth, Chairman	Ronald Roth, Chairman
Stephen Zuckerman	Stephen Zuckerman	Stephen Zuckerman
Jack Reddan, Chairman	Jack Reddan	Jack Reddan

Audit Committee. The audit committee has sole authority to appoint, review and discharge our independent public accountants. The committee also reviews and approves in advance the services provided by the independent public accountants and reviews our internal accounting controls. The audit committee operates under a written charter adopted by the Board of Directors. All members of the Audit Committee are “independent” under the current NASDAQ stock market listing standards. The Board has identified John G. Reddan as the current member of our Audit Committee who meets the definition of an “Audit Committee Financial Expert” under rules of the Securities and Exchange Commission. During fiscal 2006, the Audit Committee held 4 meetings. See “RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS - Report of Audit Committee” below, and the Audit Committee Charter filed as Appendix A to this Proxy Statement.

Compensation Committee. The compensation committee develops general compensation policies and establishes compensation plans and specific compensation levels for executive officers. The compensation committee met once during fiscal 2006 to consider the compensation of the executive officers. See “EXECUTIVE COMPENSATION - Report of Compensation Committee” below.

Nominating Committee. The nominating committee selects nominees for election as directors of the Company. In fiscal 2006, the nominating committee met once, at which time it selected nominees for election at the upcoming annual meeting. The nominating committee will consider qualified director nominees recommended by shareholders for election in 2006 and beyond. Our process for receiving and evaluating Board member nominations from our shareholders is described below under the caption “Nominations.”

Compensation of Directors. Each director who is not also an employee of the Company receives an annual director’s fee of $5,000. We paid a total of $15,000 in directors’ fees for services rendered during fiscal 2006.

In addition, under the terms of our Stock Option Plan for Nonemployee Directors, each director who is not otherwise an employee of the Company receives annually, on the first business day following the annual shareholders’ meeting or, if earlier, on September 1, an option to purchase 5,000 shares of common stock. The exercise price for the option equals the fair market value of the stock on the date of grant. Each option becomes exercisable on the earlier of the date of the next annual shareholders’ meeting or one year from the date of grant and is exercisable for a period of four years thereafter. During fiscal 2006, options to purchase 15,000 shares at $1.41 per share were awarded to nonemployee directors pursuant to this Plan.

Code of Ethics

The Company has adopted a code of ethics applicable to its chief executive officer and senior financial officer. The code is available at no charge by request to the Company in writing, to the attention of the Comptroller. Additionally, the code is filed with the Securities and Exchange Commission as an exhibit to the Company’s Report on Form 10-KSB for the fiscal year ended March 31, 2004 and is available on our website (www.apaenterprises.com).

Nomination of Director Candidates

Effective May 27, 2005, the Board of Directors appointed a standing nominating committee for selection of nominees for election to the Board of Directors. The committee’s charter is available on our website (www.apaenterprises.com) or by request in writing to the Company (Attn: Comptroller).

The nominating committee determines the required selection criteria and qualifications of director nominees based upon the needs of the Company at the time nominees are considered. In general, at a minimum, a candidate must possess the ability to apply good business judgment and must be in a position to properly exercise his or her duties of loyalty and care. In addition, the committee evaluates candidates based on financial literacy, knowledge of the Company’s industry or other background relevant to the Company’s needs, status as a shareholder in the Company, “independence” for purposes of compliance with the rules of the SEC and NASDAQ, and willingness, ability, and availability for service. Candidates will be preferred who hold an established executive level position in business, finance, law, education, research or government. When current Board members are considered for nomination for reelection, the nominating committee also takes into consideration their prior APA Board contributions, performance and meeting attendance records.

The nominating committee has not utilized the services of any third party search firm to assist in the identification or evaluation of Board member candidates. However, the committee may engage a third party to provide such services in the future, as it deems necessary or appropriate at the time in question.

The nominating committee will consider qualified candidates for possible nomination that are submitted by our shareholders. Shareholders who wish to make such a submission may do so by sending the following information to the nominating committee c/o APA Enterprises, Inc., Attn: Comptroller: (1) name of the candidate and a brief biographical sketch and resumé; (2) contact information for the candidate and a document evidencing the candidate’s willingness to serve as a director if elected; (3) a signed statement as to the submitting shareholder’s current status as an owner and the number of shares currently held. Nominations are further subject to the requirements of Section 2.14-a of the Company’s Bylaws. Our Bylaws are available on our website (www.apaenterprises.com) or by request in writing to the Company (Attn: Comptroller).

This information will be evaluated against the criteria established by the committee and the specific needs of the Company at that time. Based upon such preliminary assessment, candidate(s) who appear best suited to meet the needs of the Company may be invited to participate in a series of interviews, which are used as a further means of evaluating potential candidates. On the basis of information learned during this process, the committee will determine which nominee(s) to propose for election at the next annual meeting. The committee will use the same process for evaluating all nominees, regardless of the source of the nomination.

No candidates for director nominations were submitted to the committee by any shareholders in connection with the 2006 Annual Meeting. Any shareholders desiring to present a nomination for consideration by the committee prior to our 2007 annual meeting must do so at least 90 days prior to the one year anniversary of this year’s Annual Meeting (i.e. 90 days prior to August 17, 2007), as required by Section 2.14-a of our Bylaws.

Shareholder Communication with the Board

We do not have a formal procedure for shareholder communication with our Board of Directors. In general, our officers are easily accessible by telephone or mail. Any matter intended for the Board, or for any individual member or members of the Board, should be directed to our Comptroller at the Company address with a request to forward the same to the intended recipient. All such communications will be forwarded unopened.

We encourage all incumbent directors, as well as all nominees for election as director, to attend the annual meeting of shareholders. All incumbent directors and nominees attended the annual meeting in August 2005.

PROPOSAL 2: ADOPTION OF 2007 STOCK COMPENSATION PLAN

The 2007 Stock Compensation Plan (the "2007 Plan") was adopted by the Board of Directors in June 2006, primarily to provide a method of attracting, retaining and rewarding employees.

The 2007 Plan is intended to replace the Company's 1997 Stock Compensation Plan (the "1997 Plan"). No further incentive stock grants may be granted under the 1997 Plan after March 4, 2007. The Board of Directors has voted to terminate the 1997 Plan, effective August 18, 2006, assuming approval of the 2007 Plan at the Annual Meeting. Upon termination of the 1997 Plan, all shares reserved for the 1997 Plan in excess of options which remain outstanding under the 1997 Plan will be transferred to the reserve for the 2007 Plan. As of June 16, 2006, options to purchase 218,980 shares of common stock are outstanding under the 1997 Plan, leaving 531,020 of the 750,000 shares reserved for the 1997 Plan available for transfer to the 2007 Plan. If options expire under the 1997 Plan without exercise, the shares reserved for such options will not be transferred to the 2007 Plan, but will be released to authorized, unissued capital stock which is available for issuance for general purposes.

Description of Plan. The 2007 Plan provides for grants of both incentive stock options, intended to qualify as such under Section 422 of the Internal Revenue Code of 1986 (the "Code"), and nonstatutory stock options, stock appreciation rights, and other stock-based awards. Except for the authority to grant incentive stock options, which expires in June 2016, the 2007 Plan has no expiration date but may be terminated by the Board of Directors at any time, subject to the rights of the holders of options or other awards previously granted under the 2007 Plan.

Shares Subject to the 2007 Plan. A total of 750,000 shares of common stock have been reserved for issuance under the 2007 Plan (including excess shares to be transferred from the 1997 Stock Compensation Plan). The 2007 Plan provides for appropriate adjustment in the number of shares subject to the 2007 Plan and to the grants previously made if there is a stock split, stock dividend, reorganization or other relevant change affecting the company's corporate structure or its equity securities. If shares subject to an award are not issued to the extent permitted prior to expiration of the award or an award is otherwise forfeited, such shares will become available for inclusion in future grants. On June 16, 2006 the closing price for the common stock on the NASDAQ Capital Market was $1.29 per share.

Administration. The Plan will be administered by the Board or a committee appointed by the Board. The Board or committee will determine the participants, grant stock options, with or without stock appreciation rights, and other awards, establish rules and regulations for the operation of the 2007 Plan, and determine the price, term, vesting schedule, number of shares and other terms of options and other awards. The Board or committee may delegate its powers and duties to members of the Company's administration with respect to participants who are not subject to Section 16.

Eligible Participants. All employees of the Company and its subsidiaries are eligible to receive grants under the 2007 Plan. As of July 1, 2006, 149 persons were eligible to participate in the 2007 Plan. No options have been granted under the 2007 Plan.

Stock Options. Options granted under the 2007 Plan may be in the form of either options that qualify as "incentive stock options" under Section 422 of the Code ("ISOs") or those that do not qualify as such ("NQSOs".). The term of an option will be fixed by the Board or committee, but no option may have a term of more than ten years from the date of grant. Options will be exercisable at such times as determined by the Board or committee. The option exercise price will be determined by the Board or committee at the time of grant but will not be less than the fair market value of the common stock on the date of grant. The grantee may pay the option price in cash or, if permitted by the Board or committee, by delivering to the Company shares of common stock already owned by the grantee that have a fair market value equal to the option exercise price. The Code also places the following additional restrictions on the award of ISOs. If an ISO is granted to a participant who owns, at the date of grant, in excess of 10% of the Company's outstanding common stock, the exercise price must be at least 110% of the fair market value on the date of grant and the term of the ISO may be no more than five years from the date of grant. The total fair market value of shares subject to ISOs which are exercisable for the first time by any participant in any given calendar year cannot exceed $100,000 (valued as of the date of grant).

Stock Appreciation Rights. The Board or committee may grant stock appreciation rights ("SARs") in connection with a stock option granted under the 2007 Plan. If a grantee exercises a SAR, the grantee will receive an amount equal to the excess of the fair market value of the shares with respect to which the SAR is being exercised over the option exercise price of the shares. If a SAR is exercised in whole or in part, the right under the related option to purchase shares with respect to which the SAR has been exercised will terminate to the same extent. If a stock option is exercised, any SAR related to the shares purchased will terminate.

Other Stock-Based Awards. The Board or committee, in its discretion, may grant other awards that are valued in whole or in part by reference to, or otherwise based on, the common stock, including, without limitation, performance shares, convertible preferred stock, convertible debentures, or exchangeable securities. Such awards may be granted in addition to or in tandem with stock options or stock appreciation rights granted under the 2007 Plan. The Board or committee may set such terms with regard to the vesting of such awards as it deems reasonable.

Termination of Employment. Unless otherwise provided in the related award agreement, awards granted under the 2007 Plan are generally not transferable other than by the laws of descent and distribution or pursuant to a Qualified Domestic Relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules and regulations thereunder. Following the death of an optionee, any option held may be exercised, to the extent such option was exercisable at the time of death or on such accelerated basis as the Board or committee may determine at or after grant, by the legal representative of the optionee's estate or by any person who acquired the option by will or the laws of descent and distribution for a period of one year (or such other period as the Board or committee may specify at grant) from the date of such death or until the expiration of the stated term of the option, whichever period is shorter. If a participant's employment by the Company is terminated by reason of disability, any option held by such participant may thereafter be exercised, to the extent it was exercisable at the time of termination or on such accelerated basis as the Board or committee may determine at or after grant until the expiration of the stated term of such option (unless otherwise specified by the Board or committee at the time of grant). If the optionee dies prior to the expiration of any unexercised option, the option may thereafter be exercised to the extent it was exercisable at the time of death for a period of one year from the date of death or until the expiration of the stated term of the option, whichever period is shorter. If any optionee's employment by the Company is terminated for any other reason, the option may be exercised, to the extent otherwise then exercisable, for the lesser of three months from the date of termination of employment or the balance of the term of the option. Terms for awards other than stock options and stock appreciation rights may be set by the Board or committee at the time of the granting of the award.

Change of Control. In the event of a "Change in Control" (as defined in the 2007 Plan) any award granted under the 2007 Plan will become fully exercisable and vested. For purposes of the 2007 Plan, a "Change in Control" occurs when (i) the majority of the directors of the Company are persons other than persons whose election has been solicited by the Board of Directors or have been appointed by the Board to fill vacancies created by death, resignation, or a new position, (ii) any person or group of persons (as defined in Section 13(d) of the Exchange Act and the rules thereunder) acquires 30% or more of the outstanding voting stock of the Company, or (iii) the shareholders of the Company approve a merger or consolidation (other than a merger or consolidation with a subsidiary of the Company or in which the Company is the surviving corporation and the shareholders of the Company immediately prior to the merger own more than 70% of the outstanding voting stock of the surviving corporation or its parent corporation), exchange of shares, sale or other disposition of all or substantially all of the Company's assets, or liquidation or dissolution of the Company.

Tax Rules. The following is a brief summary of the federal income tax rules currently applicable to stock options and other awards that may be granted under the 2007 Plan.

The grant of a NQSO will have no immediate tax consequences to the grantee or to the Company. Upon the exercise of a NQSO, the grantee will recognize ordinary income (and the Company will generally be entitled to a compensation deduction) in an amount equal to the excess of the fair market value of the shares of common stock on the date of the exercise of the option over the option exercise price. The grantee's tax basis in the shares will be the exercise price plus the amount of ordinary income recognized by the grantee, and the grantee's holding period will commence on the date the shares are transferred. Special rules apply in the event all or a portion of the exercise price is paid in the form of stock. Other special rules may also apply to a grantee who is subject to Section 16 of the Exchange Act.

Upon a subsequent sale of shares of common stock acquired pursuant to the exercise of an NQSO, any difference between the grantee's tax basis in the shares and the amount realized on the sale is treated as long-term or short-term capital gain or loss, depending on the holding period of the shares.

The grant of an ISO will have no immediate tax consequences to the grantee or to the Company. The exercise of an ISO by the payment of cash to the Company will generally have no immediate tax consequences to the grantee (except to the extent it is an adjustment in computing alternative minimum taxable income) or to the Company. If a grantee holds the shares acquired pursuant to the exercise of an ISO for the required holding period, the grantee generally will realize long-term capital gain or long-term capital loss upon a subsequent sale of the shares in the amount of the difference between the amount realized upon the sale and the purchase price of the shares (i.e., the exercise price).

If, however, a grantee disposes of the shares prior to the expiration of the required holding period (a "disqualifying disposition"), the grantee will recognize ordinary income (and the Company will generally be entitled to a compensation deduction) equal to the excess of the fair market value of the shares of common stock on the date of exercise (or the proceeds of the disposition, if less) over the exercise price. Special rules apply in the event all or a portion of the exercise price is paid in the form of stock.

No income will be realized by a participant and the Company is not entitled to a compensation deduction in connection with a grant of a SAR. When the SAR is exercised, the participant will generally be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash and the fair market value of any shares of common stock received. The Company will be entitled to a compensation deduction at the time and in the amount included in the participant's income by reason of the exercise. If the participant receives common stock upon exercise of a SAR, the post-exercise appreciation or depreciation will be treated in the same manner as discussed above regarding the tax treatment of NQSOs.

The federal income tax treatment of other stock-based awards will depend on the nature of any such award and the restrictions applicable to such award. Such an award may, depending upon the conditions applicable to the award, be taxable as an option or as an award of restricted or deferred stock. In certain instances, a participant may be entitled to defer recognition of income on the value of a grant of stock if the stock is subject to substantial risk of forfeiture. The participant will be subject to tax at ordinary income rates on the fair market value of the stock on the date that income is recognized. The Company generally will be entitled to a compensation deduction equal to the amount that is taxable as ordinary income to the participant in the year that such income is taxable. With respect to the subsequent sale of stock received, the holding period to determine whether a participant will recognize long-term or short-term capital gain or loss will generally begin when any restriction period expires (or the date on which the participant recognizes income), and the tax basis for such shares will generally be the fair market value of the shares on that date.

Certain limitations apply to the Company's deduction of compensation payable to the person serving as its chief executive officer or to any of its four other most highly compensated executives in office as of the end of the year in which such compensation would otherwise be deductible. In general, the Company may not deduct compensation, other than "performance-based" compensation, payable to such an executive in excess of $1 million for any year.

Plan Benefits. Grants of options and awards under the 2007 Plan are discretionary. Accordingly, it is not possible for us to identify the recipients or specify the amounts to be received by any recipient. In general, the Board or the committee administering the 2007 Plan will seek recommendations from management (as to non-executive employees) concerning the recipients of grants and awards, the appropriate amounts and types of awards, and the term of the exercise. Grants and awards may be made annually, or more frequently in the case of new hires, promotions, or other special circumstances. In general, the Committee's compensation policy includes stock incentives for executive management as a significant component of total compensation.

A copy of 2007 Plan is included in this proxy statement as Appendix B.

Equity Compensation Plan Information. The Company currently has two compensation plans: its 1993 Directors Plan and its 1997 Stock Compensation Plan, both of which have been approved by the shareholders of the Company. In addition, the Company has issued warrants to its directors and certain service providers. These awards have not been presented to or approved by the shareholders. The following table presents information as of March 31, 2006 about these plans and awards.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by shareholders	276,470	$2.80	673,530

Equity compensation plans not approved by shareholders	357,310	$3.08	Not applicable*

Total	633,780	$2.96	673,530

* These securities are comprised solely of warrants that were not issued pursuant to any formal plan with an authorized number of securities available for issuance.

Accounting Treatment. In December 2004, the Financial Accounting Standards Board ("FASB") issued FASB Statement No. 123 (revised 2004), Share-Based Payment, which is a revision of FASB Statement No. 123, Accounting for Stock-Based Compensation. Statement 123(R) supersedes ABP Opinion No. 25, Account for Stock Issued to Employees, and amends FASB No. 95, Statement of Cash Flows. Generally the approach in Statement 123(R) is similar to the approach described in Statement 123. However, Statement 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure will no longer be an alternative. The provisions in Statement 123(R) are effective for all stock options or other equity-based awards to employees or directors that vest or become exercisable in the Company's first quarter of fiscal 2007. The Company will report its first fiscal quarter of 2007 in accordance with the new standard. For fiscal year 2007, the Company estimates the expense to be approximately $103,000.

The affirmative vote of a majority of the shares of common stock present and voting on such matter is necessary for the approval of the 2007 Plan.

The Board of Directors recommends that you vote FOR the approval of the 2007 Plan. Your proxy will be so voted unless you specify otherwise.

EXECUTIVE COMPENSATION

Summary Compensation Table. The following table sets forth certain information regarding compensation paid during each of our last three fiscal years to our chief executive officer and our other executive officers whose total annual compensation in fiscal 2006 (based on salary and bonus) exceeded $100,000 (the “Named Executive Officers”).

Name and	Fiscal	Annual Compensation		All Other
Principal Positions	Year	Salary	Bonus	Compensation

Anil K. Jain	2006	$188,896	0	$9,112(2)
President and Chief Executive	2005	$183,600	0	$9,125(2)
Officer	2004	$183,600	0	$8,084(2)

Cheri Podzimek, (1)	2006	$115,699	$43,047	$3,791(3)
President, APACN	2005	$108,160	$43,200	$3,667(3)
	2004	$78,208(1)	0	$711(3)

(1)	Ms. Podzimek joined the Company on June 27, 2003. Information in the table reflects compensation for the period from June 27, 2003 through March 31, 2004.
(2)	Consists of taxable fringe benefits and Company contribution on Mr. Jain’s behalf to 401(k) plan.
(3)	Consists of Company contribution on Ms. Podzimek’s behalf to 401(k) plan.

Change of Control Arrangement. We have an agreement with Anil K. Jain providing for certain benefits in the event of a change in control of the Company. If, following a change in control (as defined in the agreement), Dr. Jain’s employment is terminated within 36 months other than for “cause” (as defined) or as a result of his retirement, disability, or death, or if Dr. Jain terminates his employment for “good reason” (as defined), he is to receive a lump sum payment equal to two and one-half times his annualized includable compensation for the base period (as defined in Section 280G(d) of the Internal Revenue Code of 1986, as amended). “Good reason” includes certain changes in Dr. Jain’s duties, responsibilities, status, salary, benefits, and other similar terms of his employment made without his consent. A “change in control” for purposes of the agreement includes a consolidation or merger of the Company in which the Company is not the continuing or surviving corporation, any sale, lease, exchange, or transfer of all or substantially all of the assets of the Company, approval by the shareholders of any plan or proposal for liquidation or dissolution of the Company, the acquisition by any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) of beneficial ownership of 30% or more of the Company’s outstanding common stock, or a change in the board of directors of the Company during any period of two consecutive years such that individuals who at the beginning of such period constituted the entire Board of Directors cease for any reason to constitute a majority (with certain exceptions).

In addition, we have an agreement with Dr. Jain providing that upon the occurrence of a change in control, in conjunction with a change in Dr. Jain’s current position, other than by voluntary resignation, Dr. Jain will have the option to request the Company to purchase from him a number of shares of his common stock equal to up to 4% of the shares of common stock outstanding immediately prior to the change in control at a price per share equal to the highest per share price paid in connection with the change in control event or the highest price paid in the public market within the twelve months preceding Dr. Jain’s exercise of the option. This option is effective for a period of twelve months after the change in control.

Option Grants in Last Fiscal Year

The following table contains information concerning individual grants to the Named Executive Officers in fiscal year 2006:

Individual Grants					Grant Date Value
Name	Number of Securities Underlying Options/SARs Granted (#)	Percent of Total Options/ SARs Granted to Employees in Fiscal Year	Exercise of Base Price ($/Sh)	Expiration Date	Grant Date Present Value $
Cheri B. Podzimek	10,000	15%	1.30	8/18/2011	$8,310 (1)

(1) Based upon the Black Scholes valuation method. Assumptions used include an expected term of 5 years, risk-free interest rate of 4.1%, dividend yield of zero, and historical volatility of 75%.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table provides information relating to option exercises during fiscal 2006 and the number and value of shares of common stock subject to options held by the Named Executive Officers as of March 31, 2006.

			Number of Shares Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End
Name	Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Anil K. Jain	-0-	-0-	-0-	-0-	-0-	-0-

Cheri B. Podzimek	-0-	-0-	11,000	34,000	____	____

Report of the Compensation Committee

Compensation Policy. In determining the Company’s executive compensation policy and levels, the compensation committee seeks to attract and retain qualified executive officers, motivate executive officers to improve the Company’s performance, and reward executive officers for individual contributions to the achievement of the Company’s business objectives. The committee attempts to achieve these goals by combining annual base salaries with bonuses based on corporate performance and on the achievement of specified performance objectives. The compensation committee believes that cash compensation in the form of salary and bonus provides executives with short-term rewards for success in operations. The compensation committee also believes that long-term compensation through the award of stock options encourages growth in management stock ownership which leads to expansion of management’s stake in the long-term performance and success of the Company.

Base Salary. In determining the base salary of each of the executive officers, the Company relies on information regarding salaries paid to executive officers with comparable responsibilities employed by companies with comparable businesses. In fiscal year 2006, the base salary of the executive officers was increased by an average of 5%.

Bonuses. Annual incentives for the Chief Executive Officer and the other executive officers are intended to reward the attainment of annually established goals in various areas over which the individual officer has significant influence or control, including product development, product manufacturing, sales levels and others. For fiscal year 2006, the Board, upon recommendation of the compensation committee, approved a bonus of $30,000 for Dr. Jain and a bonus of $18,850 for Ms. Podzimek. These bonuses were paid in fiscal year 2007. Since the criteria for award of bonuses under the Company’s cash bonus plan for these executives were not satisfied, these bonuses constitute discretionary awards. In addition in fiscal year 2006, Ms. Podzimek was paid $31,045 in bonuses earned in fiscal year 2005 and $12,000 in bonuses earned in fiscal year 2006.

Stock Options. To date, because the Chief Executive Officer owns a significant percentage of the Company’s outstanding common stock, he has not been awarded options. Options have been awarded to other management employees.

Compensation of Chief Executive Officer. The compensation committee believes that the compensation of the Chief Executive Officer should reflect the Company’s performance. In fiscal 2006, the annual base salary of the Company’s Chief Executive Officer was increased approximately 3% to $189,100. No bonus was paid to the Chief Executive Officer for fiscal 2005 and a bonus of $30,000 was paid for fiscal year 2006 in fiscal year 2007.

Section 162 Limitation. The compensation committee has considered whether any revisions to the Company’s executive compensation policy may be necessary due to provisions of Section 162 of the Internal Revenue Code, which limits to $1,000,000 the deductibility of compensation paid to certain executives. It is the current policy of the compensation committee to maximize, to the extent reasonably possible, the Company’s ability to obtain a corporate tax deduction for compensation paid to executive officers of the Company to the extent consistent with the best interest of the Company and its shareholders.

Ronald G. Roth, Chairman	John G. Reddan	Stephen L. Zuckerman, M.D.

Members of the Compensation Committee

Stock Performance Graph

The following performance graph compares the cumulative total returns for the Company’s common stock, The NASDAQ Stock Market (U.S.) Index and The NASDAQ Non-Financial Index for the period from March 31, 2000 through March 31, 2006. The comparison assumes $100 was invested in the Company’s common stock and in each index at the beginning of the period and reinvestment of dividends.

Cumulative Total Return

	Base Line
	3/01	3/02	3/03	3/04	3/05	3/06
APA Enterprises, Inc.	100.00	30.75	15.09	28.26	16.00	22.13
NASDAQ Stock Market (U.S.)	100.00	103.30	76.98	113.28	113.71	134.68
NASDAQ Non-Financial	100.00	71.22	33.82	53.11	56.36	68.60

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Lease for Company Facility. We have leased our principal executive office and manufacturing facility in Blaine, Minnesota since December 1, 1984 from Jain-Olsen Properties, a partnership consisting of Anil K. Jain and Kenneth A. Olsen (Mr. Olsen is a former officer of and director of the company). Certain terms of the lease are set forth in Note O of Notes to Financial Statements included in our 2006 Form 10-K, which is being distributed with this proxy statement. The lease expires on November 30, 2009 and provides options to extend through November 30, 2019. We made rent and tax payments under the lease of $160,206 and $155,047 to Jain-Olsen Properties during fiscal 2006 and 2005, respectively, and we are obligated to make payments in fiscal 2007 of $125,496 in rent, plus taxes. We believe the current lease terms and the proposed amended lease terms are at least as favorable to us as terms we could have negotiated with an unrelated third party.

India Facility. We currently retain Kul B. Jain as a director of our APA Optronics (India) Private Limited subsidiary that was established in fiscal 2005. Mr. Jain is a brother of Anil K. Jain, President of APA Enterprises, Inc. Kul B. Jain is paid approximately $250 per month in this position. He is not an employee of APA Optronics (India) or APA Enterprises, Inc.

Key Man Insurance. We maintain key man insurance in the amount of $2,000,000 on the life of Anil K. Jain. Up to $500,000 of the proceeds is intended to be used to purchase shares of our common stock owned by the insured at the request of the personal representative of the insured’s estate. The per share price for the repurchase will be the fair market value of the common stock as of the date of the event triggering the repurchase.

Split Dollar Insurance. In November 1989, we adopted a split dollar life insurance plan (the “1989 Plan”) for the benefit of Anil K. Jain. Under the terms of the 1989 Plan, we pay the premiums on a $5 million insurance policy (the “Policy”) on the lives of Dr. Jain and his spouse. The Policy is a whole life, joint and survivor policy, on which all premiums are paid by us and income is imputed to Dr. Jain in an amount equal to the term rate for his insurance as established by the insurer. No premium payments have been made since January 1996. The Policy is owned by the Jain Children’s Irrevocable Trust dated November 28, 1989 (the “Trust”). The 1989 Plan is designed so that we will recover all premium payments and advances made by us on account of the Policy held by the Trust. Our interest in the premium payments and advances is secured by a collateral assignment of the Policy. Upon the death of the last to die of Dr. Jain and his spouse, we will be reimbursed from the insurance proceeds paid to the Trust in an amount equal to the total premiums and advances made by us. In the event the trustee of the Trust surrenders the Policy for its cash surrender value at some date in the future, we will be reimbursed for the premiums paid on the Policy.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company and any written representations that no Forms 5 were required, the Company believes that all reports required to be filed by its officers, directors, and greater than 10% beneficial shareholders under Section 16(a) of the Exchange Act were timely filed.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

Report of Audit Committee

The Audit Committee of the Board of Directors is comprised of three non-employee directors. All members are independent as defined under the rules of The NASDAQ Stock Market.

The Audit Committee held 4 meetings during fiscal 2006. The meetings were designed to facilitate and encourage communication between the Audit Committee and the Company’s independent public accountants, Grant Thornton LLP.

During these meetings, the Audit Committee reviewed and discussed the quarterly and audited financial statements with management and Grant Thornton LLP.

The discussions with Grant Thornton LLP also included the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). Grant Thornton LLP also provided to the Audit Committee the written disclosures and the letter regarding their independence as required by the Independence Standards Board Standard No. 1. This information was discussed with Grant Thornton LLP.

Based on these discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended March 31, 2006 be included in the Company’s annual report on Form 10-K.

Ronald G. Roth	John G. Reddan	Stephen L. Zuckerman, M.D.

Members of the Audit Committee

Independent Public Accountants’ Fees

The firm of Grant Thornton LLP, independent public accountants, audited our financial statements for the years ending March 31, 2006, 2005 and 2004. Our audit committee has appointed them to serve as our auditors for the fiscal year ending March 31, 2007. Representatives of Grant Thornton LLP are expected to attend the annual meeting to answer any questions and will have the opportunity to make a statement if they wish.

The following table presents fees for professional services rendered for the two most recent fiscal years.

	2006	2005
Audit fees (1)	$78,630	$75,325
Audit-related fees (2)	10,000	22,246
Tax fees
Tax compliance	18,000	16,043
Other tax (3)	-	4,706
	$106,630	$118,320

(1)
Audit fees include fees billed for 2005, fees billed and expected to be billed for 2006 for professional services rendered for the audit of our annual financial statements, the review of our financial statements included in our reports on Form 10-Q, services in connection with registration statements filed with the SEC, and accounting consultations necessary for the rendering of an opinion on our financial statements.

(2)	Audit-related services include due diligence, acquisition-related services and audit expenses of our 401(k) plan.

(3)	Other tax services include acquisition-related tax structuring, tax planning, state tax planning and other tax consultation.

Our Audit Committee must pre-approve all audit services, engagement fees and terms, and all permitted non-audit engagements, subject to the de minimus exceptions permitted pursuant to the Securities Exchange Act of 1934. Pursuant to its pre-approval policy, the Audit Committee has authorized management to engage Grant Thornton for tax planning and preparation and filing of the Company’s tax returns.

OTHER MATTERS

We are not aware that any matter other than those described in the Notice of Meeting will be presented for action at the meeting. If, however, other matters do properly come before the meeting, it is the intention of Messrs. Jain and Goettl (the persons named as proxies) to vote the proxied shares in accordance with their best judgment on such matters.

SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

The Company’s 2007 Annual Meeting of Shareholders is expected to be held on or about August 16, 2007, and proxy materials in connection with that meeting are expected to be mailed on or about July 9, 2007. In order to be included in the Company’s proxy materials for the 2006 Annual Meeting, shareholder proposals prepared in accordance with the proxy rules must be received by the Company on or before March 15, 2007.

In addition, pursuant to the Company’s Bylaws, a shareholder must give notice to the Company prior to May 19, 2007 of any nominations for director or any proposal which such shareholder intends to raise at the 2007 Annual Meeting. If the Company receives notice of such nomination or proposal on or after May 19, 2007, such nomination or proposal will not be considered at the annual meeting.

Additionally, if the Company receives notice of a shareholder proposal after May 27, 2007, it will be considered untimely pursuant to SEC Rules 14a-4 and 14a-5(e), and the persons named in the proxies solicited by the Board of Directors for the 2007 Annual Meeting may exercise discretionary voting power with respect to the proposal.

ADDITIONAL INFORMATION

A copy of the Company’s Report to Shareholders for the fiscal year ended March 31, 2006, accompanies this Notice of Annual Meeting and Proxy Statement.

THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K (EXCLUSIVE OF EXHIBITS) FOR THE FISCAL YEAR ENDED MARCH 31, 2006, TO EACH PERSON WHO IS A SHAREHOLDER OF THE COMPANY, UPON RECEIPT OF A WRITTEN REQUEST FOR SUCH REPORT. SUCH REQUESTS SHOULD BE SENT TO:

APA ENTERPRISES, INC.
Attention: Comptroller
2950 N.E. 84th Lane
Blaine, Minnesota 55449

By Order of the Board of Directors

Janna R. Severance
Secretary

July 10, 2006

APPENDIX A

APA ENTERPRISES, INC.

AUDIT COMMITTEE CHARTER

Objective

The audit committee of the board of directors of APA shall use its best efforts to ensure the independence of the company’s independent accountants, the integrity of management, and the adequacy of disclosure to the company’s shareholders, potential shareholders, and the investment community.

Members

The audit committee shall be appointed annually by the board of directors, with its chairman (if any) to be selected by the committee. The committee shall have at least three members. Each member must also be a member of the board of directors. All of the committee members shall be “independent” and no member shall own or control 20% or more of the company’s securities. A director is “independent” if he/she is an “independent director” as defined in the rules of the NASDAQ Stock Market, Inc., and any other exchange on which the company’s securities are listed.

In selecting members of the audit committee, the board shall give consideration to each nominee’s capacity to serve, business experience, knowledge of APA operations, finance, accounting, and auditing, facility in obtaining information by inquiry, and commitment and available time.

Each member shall have the ability to read and understand fundamental financial statements, and at least one member shall be an “audit committee financial expert” as defined in the rules of the Securities and Exchange Commission.

The committee shall annually elect one of its members as chairperson. The chairperson shall schedule meetings, preside over meetings, and report to the board.

Vacancies on the committee shall be filled by the board of directors.

Meetings

The committee shall meet a minimum of 4 times per year and as scheduled by the committee chairman. A majority of members (at least 2 of 3) shall constitute a quorum. Each member shall be entitled to one vote. At the request of the committee, meetings may be held with members of management or the company’s internal accounting staff or representatives of the company’s independent accountants or consultants. The committee shall prepare and preserve written minutes of its meetings. The committee may appoint a committee member or a non-committee member as secretary. The committee may take action by conference telephone call, which shall constitute a meeting, or by written action signed by all members.

The activities and findings of the committee and minutes of committee meetings shall be made available to each member of the board.

Authority

The committee shall have unrestricted access to the company’s personnel and records and will be given the resources to discharge its duties. The committee shall have the authority to engage independent counsel and other advisors, as it deems necessary, to carry out its duties. The committee may conduct investigations into significant matters brought to its attention during the conduct of its duties and may retain persons having special competence as necessary. The committee shall have the sole authority and responsibility to select, evaluate, and, where appropriate, replace the outside auditors. The committee also has the sole authority and responsibility to approve any significant non-audit relationship with the independent auditors.

Responsibility

While the fundamental responsibility for the company’s financial statements and disclosures rests with management and the independent auditor, the audit committee must review:

•
major issues regarding accounting principles and financial statement presentations, including any significant changes in the company’s selection or application of accounting principles, and major issues as to the adequacy of the company’s internal controls and any special audit steps adopted in light of material control deficiencies;

•
analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

•	the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the company; and

•
earnings press releases (paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP, information), as well as financial information and earnings guidance provided to analysts and rating agencies.

•
establish procedures for (1) the receipt, retention, and treatment of complaints received by the company regarding accounting, internal accounting controls, or auditing matters; and (2) the confidential, anonymous submission by employees of the company of concerns regarding questionable accounting or auditing matters.

The audit committee shall have such other responsibilities as may be designated to it from time to time by the board of directors. In addition, the audit committee shall annually review and assess the adequacy of its Charter and recommend to the board of directors any modifications in its duties and responsibilities.

Operations

The audit committee shall:

•
Assist board oversight of (1) the integrity of the company’s financial statements, (2) the company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, and (4) the performance of the company’s independent auditors.

•	Prepare the report that SEC rules require be included in the company’s annual proxy statement.

•	Retain and terminate the company’s independent auditors (subject, if applicable, to shareholder ratification).

•
At least annually, obtain and review a report by the independent auditor describing: such firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor’s independence) all relationships between the independent auditor and the company. The audit committee should present its conclusions with respect to the independent auditor to the full board

•
Discuss the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

•
Discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. The audit committee’s responsibility to discuss earnings releases as well as financial information and earnings guidance may be done generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made). The audit committee need not discuss in advance each earnings release or each instance in which the company may provide earnings guidance.

•	As appropriate, obtain advice and assistance from outside legal, accounting or other advisors.

•
Discuss policies with respect to risk assessment and risk management. The audit committee should analyze the company’s major financial risk exposures and discuss with management the steps management has taken to monitor and control such exposures. The audit committee is not required to be the sole body responsible for risk assessment and management.

•	Periodically meet separately with management, with personnel responsible for the internal preparation of financial reports and records, and with independent auditors.

•
Review with the independent auditor any audit problems or difficulties and management’s response. Among the items the audit committee may want to review with the auditor are: any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise); any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement; and any “management” or “internal control” letter issued, or proposed to be issued, by the audit firm to the company. The review should also include discussion of the responsibilities, budget and staffing of the company’s internal financial functions.

•
Set clear hiring policies for employees or former employees of the independent auditors which shall comply in all respects with the rules of the Securities and Exchange Commission concerning independence of auditors and similar rules of any stock exchange on which the company’s securities are listed.

•
Report regularly to the board of directors. The audit committee should review with the full board any issues that arise with respect to the quality or integrity of the company’s financial statements, the company’s compliance with legal or regulatory requirements, the performance and independence of the company’s independent auditors, or the performance of the internal financial accounting.

•	Annually evaluate the performance of the audit committee.

•
Review, discuss and report to the board of directors concerning changes, if any, made or proposed by the government, accounting profession, or the company relating to accounting principles and their applications that could materially affect the company.

•	Review, discuss and report to the board of directors concerning significant issues reviewed by legal counsel concerning litigation, contingencies, claims, or assessments.

•	Review, discuss and report to the board of directors concerning significant adjustments proposed by the independent accountants.

•
Inquire of the independent accountants as to whether there have been any disagreements with management which, if not satisfactorily resolved, would have caused them to issue a nonstandard report on the company’s financial statements.

•	Review unusual reporting issues prior to the issuance of any press release on financial results.

•	Advise the independent accountants and members of the internal accounting staff that they may communicate directly with any member of the committee on a confidential basis.

Internal Accounting Controls

The committee shall undertake such review as it deems necessary to ensure that there exists an effective system of internal accounting controls. Without limitation and as it deems appropriate, the committee shall:

•	Meet privately with the independent accountants and appropriate members of the company’s financial staff to discuss pertinent matters.

•	Review with the chief financial officer the activities, organizational structure, and qualifications of the internal financial staff.

•
Inquire of the chief financial officer and independent accountants the extent to which their planned audit scope can be relied on to detect material weaknesses in internal controls or the occurrence of fraudulent financial reporting.

Corporate Compliance

The committee shall conduct such review as it deems necessary to ensure that the company is maintaining effective controls against employee conflict of interest and fraud and is in reasonable compliance with related laws. Without limitation and as it deems appropriate, the committee shall:

•	Review management’s program to monitor compliance with the company’s code of conduct and the Foreign Corrupt Practices Act.

•	Review significant related party transactions.

•	Review the policies and procedures in effect for the review of officer expenses and purchases.

•	Review periodically the impact of significant accounting or reporting developments that may affect the company.

•	Review any legal matters that could have a significant impact on the company’s financial statements.

•	If necessary, institute special investigations and, if appropriate, hire special counsel or experts to assist.

Qualified Legal Compliance Committee

The committee shall be the company’s “qualified legal compliance committee” as defined in the rules of the Securities and Exchange Commission. In this capacity, the committee shall:

•
Adopt written procedures for the confidential receipt, retention and consideration of any report of a material violation of federal securities laws, breach of fiduciary duty or similar violations by the company or any officer, director, employee or agent of the company.

•	Inform the company’s chief legal officer and chief executive officer of any report of evidence of a material violation.

•
Determine whether an investigation is necessary regarding any report of evidence of a material violation by the company, its officers, directors, employees or agents and, if it determines an investigation is necessary or appropriate:

o	Notify the full board of directors;

o	Initiate an investigation, which may be conducted either by the chief legal officer (or the equivalent thereof) or by outside attorneys; and

o	Retain such additional expert personnel as the committee deems necessary.

•	At the conclusion of any such investigation:

o	Recommend, by majority vote, that the company implement an appropriate response to evidence of a material violation;

o
Inform the chief legal officer and the chief executive officer (or the equivalents thereof) and the board of directors of the results of any such investigation and the appropriate remedial measures to be adopted; and

o
Acting by majority vote, take all other appropriate action, including the notification of the Securities and Exchange Commission in the event that the company fails in any material respect to implement an appropriate response that the qualified legal compliance committee has recommended.

Miscellaneous

As to other related matters, without limitation and as it deems appropriate, the committee shall:

•
Discuss with the independent accountants the quality of the company’s financial and accounting personnel and any relevant recommendations that the independent accountants may have, including those in their “Report to Management.”

•	Review the extent of nonaudit services provided by the independent accountants in relation to the objectivity needed in the audit.

•
Evaluate the cooperation received by the independent accountants during their audit examination, including the access to all requested records, data, and information and elicit the comments of management regarding the responsiveness of the independent accountants to the company’s needs.

•	Request from outside auditors a formal written statement regarding all relationships between the outside auditors and the company.

•	Maintain an active dialogue with the outside auditors regarding any undisclosed relations or services that could affect the objectivity and independence of the outside auditors.

•	Take, or recommend that the board of directors take, appropriate action to oversee the outside auditors’ independence.

APPENDIX B

APA ENTERPRISES, INC.

2007 STOCK COMPENSATION PLAN

1.	Purpose; Definitions.

The purpose of the APA Enterprises, Inc. 2007 Stock Compensation Plan (the "Plan") is to enable APA Enterprises, Inc. (the "Company"), and its Parents, Subsidiaries, and Affiliates, to attract, retain, and reward employees and to strengthen the mutuality of interests between such employees and the Company's shareholders, by offering such employees stock options and/or other equity-based incentives.

In addition to definitions that may be contained elsewhere in this Plan, for purposes of the 2007 Plan, the following terms shall be defined as set forth below:

(a)    "Affiliate" means any entity other than the Company and its Parents and Subsidiaries that is designated by the Board as a participating employer under the 2007 Plan, provided that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

(b)    "Award" means any Option, Stock Appreciation Right, or Other Stock-Based Award, or any other right, interest, or option relating to Stock or other securities of the Company granted pursuant to the provisions of this Plan.

(c)    "Award Agreement" means any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder and signed by both the Company and the Participant.

(d)    "Board" means the Board of Directors of the Company.

(e)    "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(f)    "Committee" means the Committee referred to in Section 2 of the 2007 Plan. If at any time no Committee shall be in office, then the functions of the Committee specified in the 2007 Plan shall be exercised by the Board. Where the Board has retained administrative authority with respect to the 2007 Plan, references herein to the "Committee" shall refer to the Board.

(g)    "Company" means APA Enterprises, Inc., a corporation organized under the laws of the State of Minnesota, or any successor corporation.

(h)    "Disability" means disability as determined under procedures established by the Committee for purposes of this Plan or, as applied to Incentive Stock Options, as defined in Section 22(e)(3) of the Code.

(i)    "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

(j)             "Fair Market Value" means as of any given date, unless otherwise determined by the Committee in good faith, the closing bid price of the Stock as reported in the over-the-counter market or, if the Stock is then traded on NASDAQ or a national or regional securities exchange, the closing price of the Stock on NASDAQ or such exchange.

(k)    "Incentive Stock Option" means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

(l)     "Nonqualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

(m)           "Other Stock-Based Award" means an Award under Section 7 below that is valued in whole or in part by reference to, or is otherwise based on, Stock.

(n)    "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of granting of an Award, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(o)    "Participant" means any person who is selected by the Committee to receive an Award under the 2007 Plan.

(p)    "Plan" means this APA Enterprises, Inc. 2007 Stock Compensation Plan, as hereafter amended from time to time.

(q)    "Stock" means the common stock, $.01 par value per share, of the Company.

(r)             "Stock Appreciation Right" or "SAR" means the right to receive a payment in cash or Stock as determined by the Committee.

(s)    "Stock Option" or "Option" means any option to purchase shares of stock granted pursuant to Section 5 below.

(t)    "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of an Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

In addition, the term "Change in Control" shall have the meaning set forth in Section 8(b) below.

2.	Administration.

The Plan shall be administered by a Committee of not fewer than two members of the Board, who shall be appointed by the Board and serve at the pleasure of the Board. The functions of the Committee specified in the 2007 Plan shall be exercised by the Board, if and to the extent that no Committee exists that has the authority to so administer the 2007 Plan, or to the extent that the Board retains authority to administer the 2007 Plan under specified circumstances. As to the selection of and grants of Awards to persons who are not subject to Sections 16(a) and 16(b) of the Exchange Act, the Committee may delegate any or all of its responsibilities to members of the Company's administration. The grants of Awards and determination of the terms thereof to persons who are subject to Sections 16(a) and 16(b) of the Exchange Act shall be made in a manner that satisfies the requirements of Rule 16b-3 under the Exchange Act, or any successor rule.

The Committee shall have full power and authority, consistent with the provisions of the 2007 Plan and subject to such orders or resolutions not inconsistent with the provisions of the 2007 Plan as may be adopted by the Board:

(a)    to select the employees of the Company and any Parent, Subsidiary, or Affiliate to whom Awards may from time to time be granted hereunder;

(b)    to determine the type or types of Awards to be granted to employees hereunder;

(c)    to determine the number of shares of Stock to be covered by each Award granted hereunder:

(d)    to determine the terms and conditions, not inconsistent with the terms of the 2007 Plan, of any Award granted hereunder;

(e)    to determine whether, to what extent, and under what circumstances an Award may be settled in cash, Stock or other property or canceled or suspended;

(f)    to determine whether, to what extent, and under what circumstances cash, Stock, and other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant;

(g)    to interpret and administer the 2007 Plan and any instrument or agreement entered into thereunder;

(h)    to establish such rules and regulations and appoint such agents as it shall deem appropriate for proper administration of the 2007 Plan; and

(i)     to make any other determination and take any other action that the Committee deems necessary or desirable for administration of the 2007 Plan.

Members of the Board and of the Committee acting under the 2007 Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross negligence or willful misconduct in the performance of their duties.

Decisions of the Committee shall be made in the Committee's sole discretion and shall be final, conclusive, and binding on all persons, including the Company, any Participant, any shareholder, and any employee of the Company or any Parent, Subsidiary, or Affiliate.

3.	Stock Subject to Plan.

The total number of shares of Stock reserved and available for distribution under the 2007 Plan shall be 750,000 shares of Stock. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

Subject to the possible adjustments described in the last paragraph of this Section 3, the total number of shares of Stock reserved and authorized for issuance upon exercise of Incentive Stock Options shall be 750,000. To the extent that such shares are not used for Incentive Stock Options, they shall be available for other Awards to be granted under the 2007 Plan.

If any shares of Stock subject to an Award are not issued to a Participant because an Option or SAR is not exercised or an Award is otherwise forfeited or any such Award otherwise terminates without a payment being made to the Participant in the form of Stock, such shares shall again be available for distribution in connection with future Awards under the 2007 Plan.

In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend, Stock split, or other change in corporate structure affecting the Stock, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the 2007 Plan, in the number and option price of shares subject to outstanding options granted under the 2007 Plan, and in the number of shares subject to other outstanding Awards granted under the 2007 Plan as may be determined to be appropriate by the Board, in its sole discretion, provided that the number of shares subject to any Award shall always be a whole number. Any such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.

4.	Eligibility.

Employees of the Company and any Subsidiary, Parent, or Affiliate are eligible to be granted Awards under the 2007 Plan.

5.	Stock Options.

Stock Options may be granted alone, in addition to, or in tandem with other Awards granted under the 2007 Plan. Any Stock Option granted under the 2007 Plan shall be in such form as the Committee may from time to time approve.

Stock Options granted under the 2007 Plan may be of two types: (i) Incentive Stock Options and (ii) Nonqualified Stock Options. Options may be issued with or without Stock Appreciation Rights.

Options granted under the 2007 Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the 2007 Plan, as the Committee shall deem desirable:

(a)    Exercise Price. Except as provided in Section 5(i), the exercise price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall be not less than 100% of the Fair Market Value of the Stock on the date of grant.

(b)    Option Term. Except as provided in Section 5(i) hereof, the term of each Stock Option shall be fixed by the Committee.

(c)    Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant; provided, however, that, except as provided in Sections 5(f), (g), and (h) and Section 8, unless otherwise determined by the Committee at or after grant, no Stock Option shall be exercisable prior to the first anniversary date of the granting of the Option. If the Committee provides, in its sole discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall determine, in its sole discretion.

(d)    Method of Exercise. Subject to whatever installment exercise provisions apply under Section 5(c), Stock Options may be exercised in whole or in part at any time during the option period. Payment of the exercise price may be made by check, note (if approved by the Board), or such other instrument or method as the Committee may accept. If so provided in the related Award Agreement, payment in full or in part may also be made by delivery of Stock owned by the optionee for at least six months prior to the exercise of the Option (based on the Fair Market Value of the Stock on the date the option is exercised, as determined by the Committee). Payment of the exercise price may be made through exercise of either Tandem SARs or Freestanding SARs held by the optionee. No shares of Stock shall be issued until full payment therefor has been made. An optionee shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Option after the optionee has given written notice of exercise, has paid in full for such Stock, and, if requested, has given the representation described in Section 11(a).

(e)    Nontransferability of Options. Subject to Section 5(i) hereof, unless otherwise provided in the related Award Agreement, no Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules and regulations thereunder, and all Stock Options shall be exercisable during the optionee's lifetime only by the optionee.

(f)    Termination by Death. Subject to Section 5(i), if an optionee's employment by the Company or any Subsidiary, Parent, or Affiliate terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent such option was exercisable at the time of death or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), by the legal representative of the optionee's estate or by any person who acquired the Option by will or the laws of descent and distribution, for a period of one year (or such other period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

(g)   Termination by Reason of Disability. Subject to Section 5(i), if an optionee's employment by the Company or any Subsidiary, Parent, or Affiliate terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), until the expiration of the stated term of such Stock Option (unless otherwise specified by the Committee at the time of grant); provided, however, that, if the optionee dies prior to such expiration (or within such other period as the Committee shall specify at grant), any unexercised Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one year from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

(h)   Other Termination. Subject to Section 5(i), unless otherwise determined by the Committee (or pursuant to procedures established by the Committee) at or after grant, if an optionee's employment by the Company or any Subsidiary, Parent, or Affiliate terminates for any reason other than death or Disability, the Stock Option shall be exercisable, to the extent otherwise then exercisable, for the lesser of three months from the date of termination of employment or the balance of such Stock Option's term.

(i)    Incentive Stock Options. Anything in the 2007 Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended, or altered, nor shall any discretion or authority granted under the 2007 Plan be exercised, so as to disqualify the 2007 Plan under Section 422 of the Code or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under such Section 422. To the extent required for "incentive stock option" status under Section 422 of the Code (taking into account applicable Internal Revenue Service regulations and pronouncements and court decisions), the 2007 Plan shall be deemed to provide as follows:

(i)    Incentive Stock Options may be granted only to employees of the Company or any Parent or Subsidiary of the Company.

(ii)   The exercise price of any Incentive Stock Option shall not be less than 100% of the Fair Market Value of the Stock as of the date of grant (110% for an optionee who owns stock possessing more than 10% of the voting power of all classes of stock of the Company or of a Parent or Subsidiary).

(iii)   The maximum term of exercise for any Incentive Stock Option shall not exceed ten years (five years in the case of an optionee who owns stock possessing more than 10% of the voting power of all classes of stock of the Company or of a Parent or Subsidiary).

(iv)    Incentive Stock Options shall not be transferable by the optionee otherwise than by will or the laws of descent and distribution and shall be exercisable, during the optionee's lifetime, only by the optionee.

(v)    If a Participant's employment is terminated by reason of death or Disability and the portion of any Incentive Stock Option that becomes exercisable during the post-termination period specified in Section 5(f) or (g) hereof exceeds the $100,000 limitation contained in Section 422(d) of the Code, such excess shall be treated as a Nonqualified Stock Option.

(vi)    If the exercise of an Incentive Stock Option is accelerated by reason of a Change in Control, any portion of such option that exceeds the $100,000 limitation contained in Section 422(d) of the Code shall be treated as a Nonqualified Stock Option.

(j)    No Tandem Options. Options consisting of both an Incentive Stock Option and a Nonqualified Stock Option shall not be granted under the 2007 Plan.

6.	Stock Appreciation Rights.

(a)    Grant and Exercise. Stock Appreciation Rights may be granted either alone ("Freestanding SAR") or in addition to other Awards granted under the 2007 Plan and may, but need not, relate to all or part of any Stock Option granted under the 2007 Plan ("Tandem SAR"). In the case of a Nonqualified Stock Option, a Tandem SAR may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, a Tandem SAR may be granted only at the time of the grant of such Stock Option. A Tandem SAR shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, subject to such provisions as the Committee may specify at grant where a Tandem SAR is granted with respect to less than the full number of shares covered by a related Stock Option. Stock Options relating to exercised Tandem SARs shall no longer be exercisable to the extent that the related Tandem SARs have been exercised. A Stock Appreciation Right may be exercised, subject to section 6(b), in accordance with the procedures established by the Committee for such purpose and as set forth in the related Award Agreement. Upon such exercise, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 6(b).

(b)    Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the 2007 Plan, as shall be determined from time to time by the Committee, including the following:

(i)    The exercise price of a Tandem SAR shall be the exercise price of the related Option. The exercise price of a Freestanding SAR shall be not less than 100% of the Fair Market Value of the Stock on the date of grant of the Freestanding SAR. Notwithstanding the foregoing, the Committee may unilaterally limit the appreciation in value of Stock attributable to an SAR at any time prior to its exercise.

(ii)    Stock Appreciation Rights shall be exercisable only at such time or times and to the extent provided in the related Award Agreement; provided, however, that the exercise provisions of an SAR granted in tandem with an Incentive Stock option shall be the same as the related Option.

(iii)   Upon the exercise of a Stock Appreciation Right, the holder shall be entitled to receive an amount in cash or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock on the date of exercise, or such other date as the Committee shall specify in the Award Agreement, over the exercise price per share specified in the related Award Agreement multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment. When payment is to be made in Stock, the number of shares to be paid shall be calculated on the basis of the Fair Market Value of the Stock on the date of exercise.

(iv)   Unless otherwise provided in the related Award Agreement, Stock Appreciation Rights shall not be transferable except under the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, and shall be exercisable during the lifetime of the Participant only by the Participant.

(v)    Upon the exercise of a Stock Appreciation Right, any related Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 of the 2007 Plan on the number of shares of Stock to be issued under the 2007 Plan.

7.	Other Stock-Based Awards.

(a)    Administration. Other Awards of Stock or that are valued in whole or in part by reference to, or are otherwise based on, Stock ("Other Stock-Based Awards"), including, without limitation, performance shares, convertible preferred stock, convertible debentures, or exchangeable securities, may be granted either alone or in addition to or in tandem with Stock Options or Stock Appreciation Rights granted under the 2007 Plan.

Subject to the provisions of the 2007 Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Stock to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the grant of Stock upon the completion of a specified performance period.

The provisions of Other Stock-Based Awards need not be the same with respect to each recipient.

(b)    Terms and Conditions. Unless otherwise provided in the related Award Agreement, Stock subject to Awards made under this Section 7 may not be sold, assigned, transferred, pledged, or otherwise encumbered prior to the date on which the Stock is issued or, if later, the date on which any applicable restriction, performance, or deferral period lapses.

The Participant shall be entitled to receive, currently or on a deferred basis, interest or dividends or interest or dividend equivalents with respect to the Stock covered by the Award, as determined at the time of the Award by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Stock or otherwise reinvested.

Any Award under Section 7 and any Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award Agreement, as determined by the Committee, in its sole discretion.

In the event of the Participant's retirement, Disability,  or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all of the remaining limitations imposed with respect to any or all of an Award under this Section 7.

Each Award under this Section 7 shall be confirmed by, and subject to the terms of, an Award Agreement or other instrument entered into by the Company and the Participant.

Stock (including securities convertible into Stock) issued on a bonus basis under this Section 7 may be issued for no cash consideration. The purchase price of any Stock (including securities convertible into stock) subject to a purchase right awarded under this Section 7 shall be at least 85% of the Fair Market Value of the Stock on the date of grant.

8.	Change in Control Provisions.

(a)    Impact of Event. In the event of a "Change in Control" as defined in Section 8(b), any Award granted under this Plan shall become fully exercisable and vested, and shall terminate 60 days thereafter, unless otherwise determined by the Board of Directors prior to the "Change of Control."

(b)    Definition of "Change in Control." For purposes of Section 8(a), a "Change in Control" means the happening of any of the following:

(i)     A majority of the directors of the Company shall be persons other than persons

(A) For whose election proxies shall have been solicited by the Board, or

(B) Who are then serving as directors appointed by the Board to fill vacancies on the Board caused by death or resignation (but not by removal) or to fill newly-created directorships,

(ii)    30% or more of the outstanding voting stock of the Company is acquired or beneficially owned (as defined in Rule 13d-3 under the Exchange Act or any successor rule thereto) by any person (other than the Company or a subsidiary of the Company) or group of persons acting in concert (other than the acquisition and beneficial ownership by a parent corporation or its wholly-owned subsidiaries, as long as they remain wholly-owned subsidiaries, of 100% of the outstanding voting stock of the Company as a result of a merger which complies with paragraph (iii)(A)(2) hereof in all respects), or

(iii)    The shareholders of the Company approve a definitive agreement or plan to

(A)   Merge or consolidate the Company with or into another corporation other than

(1)   a merger or consolidation with a subsidiary of the Company or

(2)   a merger in which

(a)    the Company is the surviving corporation,

(b)    no outstanding voting stock of the Company (other than fractional shares) held by shareholders immediately prior to the merger is converted into cash, securities, or other property (except (i) voting stock of a parent corporation owning directly, or indirectly through wholly owned subsidiaries, both beneficially and of record 100% of the voting stock of the Company immediately after the merger and (ii) cash upon the exercise by holders of voting stock of the Company of statutory dissenters' rights),

(c)    the persons who were the beneficial owners, respectively, of the outstanding common stock and outstanding voting stock of the Company immediately prior to such merger beneficially own, directly or indirectly, immediately after the merger, more than 70% of, respectively, the then outstanding common stock and the then outstanding voting stock of the surviving corporation or its parent corporation, and

(d)    if voting stock of the parent corporation is exchanged for voting stock of the Company in the merger, all holders of any class or series of voting stock of the Company immediately prior to the merger have the right to receive substantially the same per share consideration in exchange for their voting stock of the Company as all other holders of such class or series,

(B) exchange, pursuant to a statutory exchange of shares of voting stock of the Company held by shareholders of the Company immediately prior to the exchange, shares of one or more classes or series of voting stock of the Company for cash, securities, or other property,

(C) sell or otherwise dispose of all or substantially all of the assets of the Company (in one transaction or a series of transactions), or

(D) liquidate or dissolve the Company.

9.	Amendments and Termination.

The Board may amend, alter, discontinue, or terminate the 2007 Plan, or any portion thereof, but no amendment, alteration, or discontinuation shall be made which would impair the vested rights of a Participant under any Award theretofore granted without the Participant's consent or which, without the approval of the Company's shareholders, would:

(a)    except as expressly provided in this Plan, increase the total number of shares reserved for the purpose of the 2007 Plan;

(b)    authorize an increase in the total number of shares reserved for issuance upon exercise of Incentive Stock Options;

(c)    decrease the option price of any Incentive Stock Option to less than 100% of the Fair Market Value on the date of grant;

(d)    permit the issuance of Stock prior to payment in full therefor;

(e)    change the employees or class of employees eligible to participate in the 2007 Plan; or

(f)    extend the maximum option period under Section 5(i) of the 2007 Plan.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the vested rights of any holder without the holder's consent. The Committee may also substitute new Stock options for previously granted Stock Options (on a one-for-one or other basis), including previously granted Stock options having higher option exercise prices.

Subject to the above provisions, the Board shall have broad authority to amend the 2007 Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

10.	Unfunded Status of Plan.

The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the 2007 Plan to deliver Stock or payments in lieu of or with respect to Awards hereunder; provided, however, that, unless the Committee otherwise determines with the consent of the affected Participant, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the 2007 Plan.

11.	General Provisions.

(a)    The Committee may require each person purchasing shares pursuant to a Stock Option or receiving shares pursuant to any other Award under the 2007 Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

All certificates for shares of Stock or other securities delivered under the 2007 Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any over-the-counter market on which the Stock is quoted, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(b)    The Committee may at any time offer to buy out for a payment in cash or Stock an Award previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

(c)    Nothing contained in this Plan shall prevent  the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(d)    Neither the adoption of this Plan nor the grant of any Award hereunder shall confer upon any employee of the Company or any Subsidiary, Parent, or Affiliate any right to continued employment with the Company or a Subsidiary, Parent, or Affiliate, as the case may be, or interfere in any way with the right of the Company or a Subsidiary, Parent, or Affiliate to terminate the employment of any of its employees at any time.

(e)    No later than the date as of which an amount first becomes includable in the gross income of the Participant for federal income tax purposes with respect to any Award under the 2007 Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company under the 2007 Plan shall be conditional on such payment or arrangements, and the Company and any Subsidiary, Parent, or Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. If so provided in the related Award Agreement, a Participant may authorize the withholding of shares of Stock otherwise deliverable upon exercise of an option or the grant or vesting of an Award to satisfy any tax obligations arising from such exercise, grant, or vesting.

(f)    The actual or deemed reinvestment of dividends or dividend equivalents in additional Stock at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options and other Plan Awards).

(g)    To the extent that federal laws (such as the Code, the Exchange Act, or the Employee Retirement Income Security Act of 1974) do not otherwise control, this Plan and all Awards made and actions taken hereunder shall be governed by and construed in accordance with the laws of the State of Minnesota.

(h)    Unless otherwise provided in the related Award Agreement, no rights granted hereunder may be assigned, transferred, pledged, or hypothecated (whether by operation of law or otherwise) or be subject to execution, attachment, or similar process, and any attempted assignment, transfer, pledge, hypothecation, or other disposition or levy of attachment or similar process upon any such right will be null and void and without effect.

(i)     If any term, provision, or portion of this Plan or any Award granted hereunder shall be deemed unenforceable or in violation of applicable law, such term, provision, or portion of the 2007 Plan or the Award shall be deemed severable from all other terms, provisions, or portions of this Plan or the Award or any other Awards granted hereunder, which shall otherwise continue in full force and effect.

12.	Effective Date of Plan.

The Plan shall be effective as of June 8, 2006 subject to the approval of the 2007 Plan by a majority of the votes cast by the holders of the Company's common stock at the annual shareholders' meeting next following adoption of the 2007 Plan. Any grants made under the 2007 Plan prior to such approval shall be effective when made (unless otherwise  specified by the Committee at the time of grant), but shall be conditioned on, and subject to, such approval of the 2007 Plan by such shareholders.

13.	Term of Plan.

No Incentive Stock Option shall be granted pursuant to the 2007 Plan on or after the tenth anniversary of the date of adoption of the 2007 Plan, but Incentive Stock Options granted prior to such tenth anniversary may extend beyond that date. All other Awards may be granted at any time and for any period unless otherwise provided by the 2007 Plan.

Approved and adopted by the Board of Directors of APA Enterprises, Inc. as of June 8, 2006 and approved by the shareholders on August 17, 2006.

APA ENTERPRISES, INC.
PROXY
ANNUAL MEETING OF SHAREHOLDERS - AUGUST 17, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Anil K. Jain and Chris Goettl (Controller), or either of them, proxies or proxy, with full power of substitution, to vote all shares of common stock of APA Enterprises, Inc. (the “Company”) which the undersigned is entitled to vote at the 2006 Annual Meeting of Shareholders to be held at the Four Points Sheraton, 1330 Industrial Boulevard, Minneapolis, Minnesota 55431, August 17, 2006, at 3:30 p.m., Central Daylight Time, and at any adjournment thereof, as directed below with respect to the proposals set forth below, all as more fully described in the Proxy Statement, and upon any other matter that may properly come before the meeting or any adjournment thereof.

1.     ELECTION OF DIRECTORS:

FOR all nominees listed	WITHHOLD AUTHORITY to vote for
below (except as marked to	all nominees listed below ☐
the contrary below) ☐
Anil K. Jain, John G. Reddan, Ronald G. Roth and Stephen L. Zuckerman

(INSTRUCTION: To withhold authority for any individual nominee, write that nominee’s name in the space provided below.)

2.     ADOPTION OF 2007 STOCK COMPENSATION PLAN.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.     UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

☐ GRANTED	☐ WITHHELD

The power to vote granted by this Proxy may be exercised by Anil K. Jain and Chris Goettl, jointly or singly, or their substitute(s), who are present and acting at said Annual Meeting or any adjournment of said Annual Meeting. The undersigned hereby revokes any and all prior proxies given by the undersigned to vote at this Annual Meeting.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SHAREHOLDER’S INSTRUCTIONS. IF THE SHAREHOLDER EXECUTES THIS PROXY BUT DOES NOT PROVIDE INSTRUCTIONS, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE PROPOSED DIRECTORS, FOR THE ADOPTION OF THE 2007 COMPENSATION PLAN, AND IN THE DISCRETION OF THE PROXY HOLDER ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

It is urgent that each shareholder complete, date, sign, and mail this Proxy as soon as possible. Your vote is important!

Dated and Signed ________________, 2006

Signature of Shareholder(s)

Signature of Shareholder(s)

Please sign as your name(s) appears above. When signing as attorney, executor, administrator, trustee, guardian, authorized officer of a corporation, or partner of a partnership, please provide the name of the entity on whose behalf you are signing and your title.

PLEASE DO NOT FORGET TO DATE THIS PROXY.

2